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PRESS RELEASE - AUGUST 1, 2005                     FOR IMMEDIATE RELEASE

1st STATE BANCORP, INC.                            FOR MORE INFORMATION CONTACT:
                                                         JAMES C. McGILL
                                                         (336) 227-8861

              1st STATE BANCORP, INC. ANNOUNCES QUARTERLY EARNINGS

BURLINGTON, NORTH CAROLINA       1st STATE BANCORP, INC.          (NASDAQ: FSBC)



1st State Bancorp, Inc. (Nasdaq: FSBC), the holding company for 1st State Bank, has reported earnings for the quarter ended June 30, 2005 of $738,000, down $235,000, or 24.2% from the same period of the previous year. The decrease in earnings during the three month period ending June 30, 2005 was due in part to the Company's recorded loan loss provision of $500,000 compared to $60,000 for the same period last year. The Company reported basic and diluted earnings per share of $0.27 and $0.25, respectively, for the quarter ended June 30, 2005 compared to basic and diluted earnings per share of $0.35 and $0.33, respectively, for the quarter ended June 30, 2004.


Net income for the nine months ended June 30, 2005 decreased $36,000 to $2,474,000, from net income of $2,510,000 earned in the same period of the previous year. Basic and diluted earnings per share were $0.88 and $0.84 per share, respectively, for the nine months ended June 30, 2005, compared with $0.89 and $0.85 per share, respectively, in the same period of the previous year. The decrease in earnings resulted from increased provision for loan losses and decreased non-interest income which were offset somewhat by increased net interest income.


Net interest income increased $240,000, or 8.2%, to $3.2 million for the quarter ended June 30, 2005 from the $2.9 million recorded in the quarter ended June 30, 2004. The net interest income as a percentage of average interest earning assets increased 33 basis points to 3.62% for the quarter ended June 30, 2005 from the 3.29% reported for the quarter ended June 30, 2004. Net interest income increased $784,000, or 9.2% to $9.3 million for the nine months ended June 30, 2005 from the prior year's net interest income of $8.5 million. This improvement results primarily from increased interest income from the recent rise in short term rates by the Federal Reserve Board.


Nonperforming assets totaled $3,101,000 at June 30, 2005 compared with $3,979,000 at September 30, 2004 and $4,033,000 at June 30, 2004. At quarter end, the allowance for loan losses was $4,191,000, amounting to 1.76% of loans held for investment compared to 1.68% and 1.67% at September 30, 2004 and June 30, 2004, respectively. The increase in the provision for loan losses took into account, among other factors, this year's chargeoffs of $655,000 and the creation of a specific reserve of $794,000 at June 30, 2005 on a credit that has been identified as a potential loan problem.



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As announced on June 29, 2005, 1st State Bancorp, Inc. executed a definitive merger agreement with Capital Bank Corporation, headquartered in Raleigh, North Carolina whereby the Company will be merged with and into Capital Bank. The transaction is expected to be completed in January 2006, subject to approval of shareholders of both companies and regulators and other normal and customary closing conditions.

1st State Bancorp, Inc., through its subsidiary 1st State Bank, currently services its customers from seven full service banking offices in Alamance County.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


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1st State Bancorp, Inc. (Nasdaq: FSBC)
Summary of Financial Highlights

Selected Financial Data:                                                              June 30,                    September 30,
(in thousands - unaudited)                                                              2005                          2004
                                                                                        ----                          ----
Total assets                                                                          $ 373,087                    $ 377,714
Loans receivable, net                                                                   234,396                      231,763
Loans held for sale                                                                       1,390                          930
Investment securities                                                                   111,791                      119,612
Cash and cash equivalents                                                                 8,949                        9,854
Deposit accounts                                                                        274,367                      262,734
Advances from Federal Home Loan Bank                                                     28,000                       44,000
Total stockholders' equity                                                               66,120                       65,914
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Selected Operating Data:                                            Three months ended                     Nine months ended
(in thousands - unaudited)                                   6/30/2005           6/30/2004           6/30/2005           6/30/2004
                                                             ---------           ---------           ---------           ---------
Interest income                                               $ 4,785             $ 4,106            $ 13,634            $ 12,107
Interest expense                                                1,609               1,170               4,337               3,594
Net interest income                                             3,176               2,936               9,297               8,513

Provision for loan losses                                         500                  60                 890                 180
Net interest income after
   provision for loan losses                                    2,676               2,876               8,407               8,333

Non-interest income                                               525                 673               1,634               1,788
Non-interest expense                                            2,060               2,060               6,204               6,218

Income before taxes                                             1,141               1,489               3,837               3,903

Income tax expense                                                403                 516               1,363               1,393

Net income                                                    $   738             $   973            $  2,474            $  2,510
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Per Share Data:                                                     Three months ended                     Nine months ended
(unaudited)                                                  6/30/2005           6/30/2004           6/30/2005           6/30/2004
                                                             ---------           ---------           ---------           ---------
Basic earnings per share                                    $      0.27         $      0.35         $      0.88         $      0.89
Diluted earnings per share                                         0.25                0.33                0.84                0.85
Average shares outstanding - basic                            2,785,348           2,820,116           2,809,884           2,815,518
Average shares outstanding - diluted                          2,943,941           2,965,560           2,961,457           2,965,954
Cash dividends per share                                    $      0.10         $      0.10         $      0.30         $      0.30
Book value at June 30                                       $     22.81         $     21.53
Shares outstanding at June 30                                 2,898,637           2,962,323
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Interest Margin                                                     Three months ended                     Nine months ended
(% of average assets - unaudited)                            6/30/2005           6/30/2004           6/30/2005           6/30/2004
                                                             ---------           ---------           ---------           ---------
Yield on interest earning assets                                5.45%               4.61%               5.16%               4.67%
Cost of interest bearing liabilities                            2.30%               1.60%               2.05%               1.70%
Interest rate spread                                            3.15%               3.01%               3.11%               2.97%

Net interest income as a percentage of average
   interest earning assets                                      3.62%               3.29%               3.51%               3.28%
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Asset Quality                                                            June 30,                               June 30,
(unaudited)                                                               2005                                   2004
                                                                          ----                                   ----
Allowance for loan losses to gross loans
    held for investment                                                   1.76%                                  1.67%

Nonperforming assets to total assets                                      0.83%                                  1.06%
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